UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): March 11, 2019
ADIENT PLC
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC Dublin 1, Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: 734-254-5000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Adient plc (“Adient”) held its 2019 Annual General Meeting of Shareholders on March 11, 2019 (the “2019 Annual General Meeting”). The independent inspector of elections for the 2019 Annual General Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote of shareholders at the 2019 Annual General Meeting, certifying on March 11, 2019 the voting results set forth below.

Proposal One:

Adient’s shareholders elected, by separate resolutions, the following eight directors for a period of one year, expiring at the end of Adient’s Annual General Meeting of Shareholders in 2020, by the following votes:

Nominee	For	Against	Abstain	Broker Non-Vote
John M. Barth	74,792,597	921,060	206,647	6,979,938
Julie L. Bushman	75,076,408	603,852	240,044	6,979,938
Peter H. Carlin	75,112,198	530,550	277,556	6,979,938
Raymond L. Conner	74,668,508	1,002,808	248,988	6,979,938
Douglas G. Del Grosso	75,382,173	415,339	122,792	6,979,938
Richard Goodman	74,949,506	722,081	248,717	6,979,938
Frederick A. Henderson	75,298,537	482,824	138,943	6,979,938
Barb J. Samardzich	74,312,362	1,364,507	243,435	6,979,938

Proposal Two:

Adient’s shareholders ratified, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as Adient’s independent auditor for fiscal year 2019 and authorized, by binding vote, the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration by the following vote:

For	Against	Abstain
81,066,522	1,618,591	215,129

Proposal Three:

Adient’s shareholders approved, on an advisory basis, the compensation of Adient’s named executive officers by the following vote:

For	Against	Abstain	Broker Non-Vote
71,358,356	4,304,597	257,351	6,979,938

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADIENT PLC
Date: March 12, 2019	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary